UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 14, 2010
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition
On December 15, 2010, Herman Miller, Inc. issued a press release announcing its financial results for the quarter ended November 27, 2010. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On December 14, 2010, the Company entered into a Private Shelf Agreement (the “Agreement”) with Prudential Investment Management, Inc. and certain of its affiliates (collectively, “Prudential”). Under the terms of the Agreement, on March 1, 2011, the Company will issue senior unsecured promissory notes in the aggregate principal amount of $50,000,000. These promissory notes will carry a 10-year bullet maturity and bear interest at a fixed annual coupon rate of 6.0%. The Company intends to use the proceeds from the promissory notes to refinance existing debt obligations. The Agreement also establishes an uncommitted shelf facility (the “Facility”), under which Prudential will consider one or more requests from the Company to purchase up to an additional $50,000,000 in aggregate amount of the Company’s senior notes from time to time. The interest rate on any future notes issued under the Facility will be based on the benchmark Treasury rate corresponding to the weighted average life of the notes, plus a spread as determined by Prudential. The Facility will expire on December 13, 2013.

Item 9.01.         Financial Statements and Exhibits.
Exhibits.
99.1    Press release dated December 15, 2010

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 15, 2010	HERMAN MILLER, INC.
(Registrant)
	By:	/s/ Gregory J. Bylsma Gregory J. Bylsma
Chief Financial Officer (Principal Accounting Officer and Duly Authorized Signatory for Registrant)